CERTIFICATE OF AMENDMENT
                                     OF
                          ARTICLES OF INCORPORATION
                                     OF
                    MIRAGE INTERNET COMMUNICATIONS, INC.


     I,   the   undersigned  President  and  Secretary  of  MIRAGE   INTERNET

COMMUNICATIONS, INC., do hereby certify that:

     The  Board of Directors of said Corporation, at a meeting duly  convened and  held  on  the  19th day of April, 2000, adopted a  resolution  to  amend

Article I of the original Articles as follows:

Article I - NAME

The exact name of this corporation is:

                  TYPE 2 COMMUNICATIONS, INC.

     The number of shares of the corporation outstanding and entitled to vote on  an amendment to the Articles of Incorporation is 1,000,000; that the said changes  and amendments have been consented to and approved by a majority  of the  stockholders  holding  at  least a majority  of  stock  outstanding  and entitled  to  vote thereon at a meeting of the Stockholders  held  April  19,

2000.

     Dated: April 26, 2000


                              _/s/ Bruce Voss________
                              BRUCE VOSS, President


                              _/s/ Thomas Embrogno______
                              THOMAS EMBROGNO, Secretary



STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On April 26, 2000, personally appeared before me, a Notary Public, BRUCE VOSS, who is the President of Mirage Internet Communications, Inc. and who acknowledged to me that he executed the above instrument on behalf of the Corporation.


                              /s/ Jennifer Porras
                              NOTARY PUBLIC

STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On April 26, 2000, personally appeared before me, a Notary Public, THOMAS EMBROGNO, who is the Secretary of Mirage Internet Communications, Inc. and who acknowledged to me that he executed the above instrument on behalf of the Corporation.


                              /s/ Jennifer Porras
                              NOTARY PUBLIC